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                                                                   EXHIBIT 21.01

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           SUBSIDIARIES AND AFFILIATES

                            Jurisdiction of Ownership
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COMPANY                                               INCORPORATION              INTEREST
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
Allied Friction Products Australia Pty Ltd.           Australia                  100%
Cobra Europe S.A.                                     France                     100%
Evand Pty Ltd.                                        Australia                  100%
F.I.P. Pty Ltd.                                       Australia                  100%
H.P. s.r.l.                                           Italy                      100%
Jinhu Control Systems Co. Ltd.                        China                       60%
Milufab, Inc.                                         Canada                     100%
MotivePower Foreign Sales Corporation                 Barbados                   100%
MotivePower, Inc.                                     Delaware                   100%
Pioneer Friction Limited                              India                      100%
Railroad Friction Products Corporation                Delaware                   100%
RFPC Holding Corporation                              Delaware                   100%
Stone UK, Ltd.                                        United Kingdom             100%
Vapor Rail Inc.                                       Canada                     100%
Vapor Stone UK Limited                                United Kingdom             100%
Wabco Freight Car Products Ltd.                       Canada                     100%
Wabtec Australia Pty. Limited                         Australia                  100%
Wabtec Corporation                                    New York                   100%
Wabtec de Mexico S.A., de C.V.                        Mexico                     100%
Wabtec Distribution Company                           Delaware                   100%
Wabtec Foundry Ltd.                                   Canada                     100%
Wabtec Holding Corp.                                  Delaware                   100%
Wabtec Rail Limited                                   United Kingdom             100%
Wabtec Railway Electronics Corporation                Nova Scotia                100%
Wabtec Railway Products India Private Ltd.            India                      100%
Wabtec Servicios Administrativos, S.A. de C.V.        Mexico                     100%
Wabtec Transportation Technologies                    Delaware                   100%
Westinghouse International Corporation                Barbados                   100%
Westinghouse Railway Holdings (Canada) Inc.           Canada                     100%
Young Touchstone Company                              Wisconsin                  100%
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